UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2008
RESTORE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51998	41-1955715

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
2800 Patton Road, St. Paul, MN 55113
(Address of principal executive offices)
Registrant’s telephone number, including area code: (651) 634-3111
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 22, 2008, Restore Medical, Inc. (“Restore Medical”), Medtronic, Inc., a Minnesota corporation (“Medtronic”), and MRM Merger Corporation, a Delaware corporation and wholly owned subsidiary of Medtronic (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Medtronic will acquire all of the outstanding shares of Restore Medical for $1.60 per share in cash and pursuant to which Merger Sub will be merged with and into Restore Medical, with Restore Medical continuing as the surviving corporation and a wholly owned subsidiary of Medtronic (the “Merger”).
     On the terms and subject to the conditions of the Merger Agreement, which has been unanimously approved by the Board of Directors of Restore Medical, at the effective time of the Merger (the “Effective Time”), and as a result thereof, each share of common stock, par value $0.01, of Restore Medical (“Restore Common Stock”) that is issued and outstanding prior to the Effective Time (other than shares held by Restore Medical, Medtronic or their subsidiaries, which will be canceled without payment of any consideration, and shares for which appraisal rights have been validly exercised and not withdrawn) will be converted into the right to receive $1.60 in cash, without interest (the “Merger Consideration”), subject to adjustment if the outstanding capital stock, options and warrants of Restore Medical would cause the aggregate consideration to exceed $26,333,800. Each option and warrant to purchase Restore Common Stock that is outstanding as of the Effective Time will be canceled in exchange for the right to receive in cash the amount by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares subject to such option or warrant. Medtronic has also agreed to purchase from Restore Medical a total of up to approximately $5 million par value of auction rate securities owned by Restore Medical. On each of up to five specified dates between the date of the Merger Agreement and the Effective Time, between $750,000 and $1,100,000 par value of such securities would be purchased by Medtronic, at purchase prices between approximately 86.7 percent and 88.2 percent of the par value thereof (plus accrued but unpaid interest).
     Medtronic and Restore Medical have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) Restore Medical will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) Restore Medical will not engage in certain kinds of transactions during such period, (iii) Restore Medical will cause a meeting of the Restore Medical stockholders to be held to consider adoption of the Merger Agreement, (iv) subject to certain customary exceptions, that the Board of Directors of Restore Medical will recommend adoption by its stockholders of the Merger Agreement and (v) Medtronic and Restore Medical will use their respective reasonable best efforts to make any required filings under applicable U.S. and foreign antitrust laws and will each use its respective reasonable best efforts to obtain any required consents, approvals or the expiration of any applicable waiting periods under such laws and, if any objections are asserted under such laws, to use its reasonable best efforts to resolve such objections. Restore Medical has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of a majority of the outstanding shares of Restore Common Stock, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) the receipt of applicable regulatory approvals or clearances, (iv) not more than 10% of the outstanding shares of Restore Common Stock being the subject of validly exercised appraisal rights, (v) the absence of a material adverse effect with respect to Restore Medical, and (vi) satisfaction of third party obligations, and other customary conditions.
     The Merger Agreement contains certain termination rights for both Medtronic and Restore Medical, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Restore Medical would be required to pay Medtronic a termination fee of $1.5 million.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     As described above, the Merger Agreement contains representations and warranties by Medtronic and Restore Medical. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to Medtronic or Restore Medical if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties should not be relied on as characterizations of the actual state of facts or for any other purpose either at the time they were made or at any other time.

Item 8.01.	Other Events.
     On April 22, 2008, Restore Medical and Medtronic issued a joint press release announcing the transaction described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.
ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
     Restore Medical will file with the SEC and mail to its shareholders a proxy statement that will contain important information about Restore Medical, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Restore Medical with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and the other documents may also be obtained for free by accessing Restore Medical’s website at www.restoremedical.com by clicking on the “About Restore Medical” link and then clicking on the “Investor Relations” link and then clicking on the “SEC Filings” heading, by writing to Restore Medical at 2800 Patton Road, St. Paul, MN 55113, Attention: Chris Geyen, or by emailing cgeyen@restoremedical.com.
     Medtronic, Restore Medical and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Restore Medical’s shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Restore Medical’s shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 20, 2007. You can find information about Restore Medical’s executive officers and directors in its definitive proxy statement filed with the SEC on April 16, 2007. You can obtain free copies of these documents from Medtronic and Restore Medical using the contact information above.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Agreement and Plan of Merger, dated April 22, 2008, by and among Medtronic, Inc., MRM Merger Corporation and Restore Medical, Inc.

99.1	Joint press release dated April 22, 2008, of Restore Medical, Inc. and Medtronic, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: April 22, 2008

RESTORE MEDICAL, INC.
By:	/s/ Christopher R. Geyen
Christopher R. Geyen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 22, 2008, by and among Medtronic, Inc., MRM Merger Corporation and Restore Medical, Inc.

99.1	Joint press release dated April 22, 2008 of Restore Medical, Inc. and Medtronic, Inc.